SECURITIES AND EXCHANGE COMMISSION

                  Washington, D.C.  20549

                         FORM 8-K

                      CURRENT REPORT

          Pursuant to Section 13 or 15(d) of the
              Securities Exchange Act of 1934

                    ___________________



     Date of Report (Date of earliest event reported) January 17, 2002
                         BICO, INC.
  (Exact name of registrant as specified in its charter)


  Pennsylvania                   0-10822                       25-1229323
(State of other jurisdiction   (Commission File Number)       (IRS Employer
  of incorporation)                                         Identification No.)


      2275 Swallow Hill Road, Bldg. 2500, Pittsburgh, Pennsylvania 15220
      (Address of principal executive offices)                  (Zip Code)


 Registrant's telephone number, including area code (412) 429-0673

     _______________________________________________________
  (Former name or former address, if changes since last report.)


Item 1.   Change in Control of Registrant.
          Not applicable.

Item 2.   Acquisition or Disposition of Assets.
          Not applicable.

Item 3.   Bankruptcy or Receivership.
          Not applicable.

Item 4.   Changes in Registrant's Certifying Accountant
          Not applicable.

Item 5.   Other Events.
          BICO, Inc., announced today that it has retained
          RM Consulting, LLC, an affiliate of Tennessee accounting firm Rodefer Moss & Co., LLC, to undertake due diligence and provide guidance regarding corporate structure and strategy for BICO and its subsidiaries.

Item 6.   Resignation of Registrant's Directors.
          Not Applicable

Item 7.   Financial Statement, Pro Forma Financial
          Information and Exhibits.

          (a)  Financial Statements and Businesses Acquired
               - Not Applicable.
          (b)  Pro Forma Financial Information
               - Not Applicable.
          (c)  Exhibits - Press Release.

                        SIGNATURES

     Pursuant to the requirement of the Securities Exchange
Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   BICO, INC.

                                   by /s/ Fred E. Cooper
                                          Fred E. Cooper, CEO
DATED:  January 17, 2002



      BICO RETAINS STRUCTURE AND STRATEGY CONSULTANTS

     Pittsburgh,  PA  -  January  17,  2002  -  BICO,  Inc.
(OTCBB:BIKO),  a  biomedical  and  environmental  solutions
provider,   announced  today  that  it  has   retained   RM
Consulting, LLC, an affiliate of Tennessee accounting  firm
Rodefer Moss & Co., LLC, to undertake due diligence and provide guidance regarding corporate structure and strategy for BICO and its subsidiaries.

     RM   Consulting  is  currently  conducting   its   due
diligence process. They will work with the BICO board to determine the proper organizational structure for BICO through evaluating certain aspects of the financial and operational performance of the company's subsidiaries and providing recommendations regarding the best positioning for each subsidiary within the corporate structure.

     BICO,  Incorporated  has  its  corporate  offices   in
Pittsburgh,  PA  and  is involved in  the  development  and
manufacture   of   biomedical  devices  and   environmental
solutions.


FOR FURTHER INFORMATION, CONTACT:
Investors                             Media
Diane McQuaide                        Susan Taylor
1.412.429.0673 phone                  1.412.429.0673 phone
1.412.279.9690 fax                    1.412.279.5041 fax

INVESTOR RELATIONS NEWSLINE NUMBER: 1.800.357.6204
WEBSITE: www.bico.com